EXHIBIT 99.1


[GRAPHIC OMITTED]                                                          NEWS
================================================================================
INVESTOR CONTACT:                                          FOR IMMEDIATE RELEASE
Christopher W. Wolf
Executive Vice President and Chief Financial Officer
(727) 579-5218

Joanne Freiberger
Vice President, Finance
(727) 579-5116

MEDIA CONTACT:
Susan Gear
Executive Director, Marketing
(727) 579-5452


              CATALINA MARKETING FILES AUDITED FINANCIAL STATEMENTS


ST. PETERSBURG, Fla., May 17, 2004 -- Catalina Marketing Corporation (NYSE: POS) today reported that it has completed the restatement of its financial statements and has filed with the Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the fiscal year ended March 31, 2003, which includes audited financial statements for fiscal years 2003, 2002 and 2001. These financial statements reflect adjustments to previously announced unaudited results for fiscal year 2003, and include restated financial statements for fiscal years 2002 and 2001.

"The Audit Committee has conducted a thorough review of all issues related to the fiscal years 2001 through 2003," said L. Dick Buell, chief executive officer. "The final results confirm that the primary issues were related to the timing of certain revenue recognition, and also include changes relating to the timing of certain expense items. In particular, expenses were affected by the timing of non-cash write-offs of goodwill relating to the loss of value of certain of our operating units." The Company reiterated that the restatements did not have an impact on its credit facilities and that it is currently in compliance with all related financial covenants.

For the three fiscal years ended March 31, 2003, 2002 and 2001, the Company reported consolidated financial results as follows: (in millions, except per share amounts)

----------------------- ------------------ ------------------ ------------------
                            Year Ended         Year Ended         Year Ended
                          March 31, 2003     March 31, 2002     March 31, 2001
----------------------- ------------------ ------------------ ------------------
Revenues                      $470.7             $442.7             $413.1
----------------------- ------------------ ------------------ ------------------
Net Income                    $55.1              $58.6               $47.2
----------------------- ------------------ ------------------ ------------------
Earnings per share,
  diluted                     $1.00              $1.03               $0.81
----------------------- ------------------ ------------------ ------------------

In addition to the adjustments reported in the Company's May 3, 2004 news release, Catalina has made three additional adjustments to its 2003, 2002 and 2001 results. Further analysis performed during the preparation of its Annual Report on Form10-K identified these additional adjustments which were necessary to present the Company's financial statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The Company has made the following additional adjustments:

    o An adjustment was recorded by the Company for the proper amortization of prior service costs related to the implementation of its postretirement healthcare benefit plan. While the aggregate expense related to the implementation of the postretirement healthcare benefits will remain unchanged, the adjustment caused these expenses to decrease by $1.1 million in fiscal year 2002, and to increase by $0.7 million in fiscal year 2003, with the remainder of the expense to be recognized in future periods.
    o An adjustment was made to expense bonus compensation, paid directly by the previous owner, at Research Solutions. This adjustment caused selling, general and administrative expenses to increase by $0.7 million in fiscal year 2002.
    o During the Company's re-examination of the lease transaction governing its corporate headquarters, it determined that the related lease should have been accounted for as a capital lease rather than an operating lease. The Company restated its financial statements effective beginning fiscal year 2001 to reflect early adoption of FASB Interpretation No.
        46, "Consolidation of Variable Interest Entities," (FIN 46). The Company's election to adopt FIN 46 early resulted in a $30.5 million increase in property and equipment and a $29.6 million increase in long-term debt to reflect the inclusion of the Company's corporate headquarters and the related liability on the Company's balance sheet as of the third quarter of the fiscal year ended March 31, 2001. Effective with the adoption of FIN 46, depreciation expense increased approximately $1.5 million annually, related to the depreciation of the building and related improvements. Had the Company not chosen to adopt FIN No. 46 early, the restatement would have required conversion of the lease obligation from operating to capital.

Net of tax, the impact of these adjustments compared with the amounts reported on May 3, 2004 was a decrease of $1.3 million in net income or $0.02 per diluted share in fiscal 2003, a decrease of $0.6 million in net income or $0.01 per diluted share in fiscal 2002, and a decrease of $0.3 million in net income or $0.01 per diluted share in fiscal 2001.

Details related to the adjustments captured in the financial results reported for fiscal year 2003 and the restated financial results for fiscal years 2002 and 2001 are included in the Company's Annual Report on Form 10-K. The Company has announced that it will host a webcast on Tuesday, May 18, 2004 at 10:00 a.m. EDT to discuss the adjustments and financial results that it reported. The webcast may be accessed at http://www.corporate-ir.net/ireye/ir_site.zhtml? ticker=POS&script=400.

IT SHOULD BE NOTED THAT THE FINANCIAL RESULTS OF THE COMPANY'S FISCAL YEAR ENDED MARCH 31, 2004 HAVE NOT BEEN ANNOUNCED. THE FINANCIAL RESULTS FOR THE PERIODS ENDED MARCH 31, 2003, AND THE COMPANY'S FINANCIAL CONDITION AS OF THAT DATE, ARE NOT REFLECTIVE OF THE COMPANY'S FINANCIAL RESULTS FOR THE YEAR ENDED, AND FINANCIAL CONDITION AS OF, MARCH 31, 2004. THE COMPANY INTENDS TO PUBLISH THOSE RESULTS AS SOON AS PRACTICABLE. UNTIL SUCH TIME AS THOSE RESULTS ARE PUBLISHED, INVESTORS SHOULD BE AWARE THAT THE PUBLICLY AVAILABLE FINANCIAL INFORMATION REGARDING THE COMPANY IS NOT CURRENT.

Based in St. Petersburg, FL., Catalina Marketing Corporation (www.catalinamarketing.com) was founded 20 years ago based on the premise that targeting communications based on actual purchase behavior would generate more effective consumer response. Today, Catalina Marketing combines unparalleled insight into consumer behavior with dynamic consumer access. This combination of insight and access provides marketers with the ability to execute behavior-based marketing programs, ensuring that the right consumer receives the right message at exactly the right time. Catalina Marketing offers an array of behavior-based promotional messaging, loyalty programs and direct to patient information. Personally identifiable data that may be collected from the Company's targeted marketing programs, as well as its research programs, are never sold or given to any outside party without the express permission of the consumer.

Certain statements in the preceding paragraphs are forward looking, and actual results may differ materially. Statements not based on historic facts involve risks and uncertainties, including, but not limited to, the changing market for promotional activities, especially as it relates to policies and programs of packaged goods manufacturers for the issuance of certain product coupons, the effect of economic and competitive conditions and seasonal variations, actual promotional activities and programs with the Company's customers, the pace of installation of the Company's store network, the success of new services and businesses and the pace of their implementation, the Company's ability to maintain favorable client relationships, the timing of completion of the Company's audits, the timing of the completion of the Company's future SEC filings, the outcome and impact of the ongoing SEC investigation, and the outcome and impact of the pending shareholder class action.

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